EXHIBIT 10.1


      SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT


     WHEREAS, AID AUTO STORES, INC., a Delaware corporation, and AMES AUTOMOTIVE WAREHOUSE, INC., a New York corporation, jointly and severally, (collectively referred to herein as "Borrower"), having a chief executive office located at 275 Grand Boulevard, Westbury, New York 11590 entered into a Loan and Security Agreement with FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 (referred to herein as "Lender") dated as of September 29, 1997 (the Loan and Security Agreement being herein referred to as the "Loan Agreement"); and

     WHEREAS, Borrower and Lender have entered into an amendment of the terms and provisions of the Loan Agreement as of April 24, 1998 by the execution of a First Amendment to Loan and Security Agreement (the Loan Agreement as amended by the First Amendment shall be referred to herein as the "Amended Loan Agreement");

     WHEREAS, Borrower and Lender have agreed to further amend the terms and provisions of the Amended Loan Agreement effective as of the date stated herein by the provision set forth below;

     NOW, THEREFORE, Borrower and Lender hereby agree that effective as of July 31, 1998, the Amended Loan Agreement shall be further amended to contain the provision set forth below and the applicable provisions of the Amended Loan
Agreement shall be superseded to the extent necessary to give effect to the provisions set forth below:

     1. Section 2.1 (a) of the Amended Loan Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

          2.1  Revolving Advances.

               Subject to the terms and conditions of this
                    Agreement,
Foothill agrees to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time the lesser of (i) the Maximum Revolving Amount, or (ii) the Borrowing Base less the aggregate amount of the Inventory Reserves. For purposes of this Agreement, "Borrowing Base" shall mean the result of.

                    (x)  the lesser of (i) one million five
hundred thousand ($1,500,000) Dollars, or (ii) eighty five (85%) percent of Eligible Accounts, less the amount, if any, of the Dilution Reserve, or (iii) an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding forty-five (45) day period, plus

                    (a)  the lowest of (i) fifty five (55%)
                         percent of the
value of Eligible Inventory at cost, or (ii) up to one hundred (100%) percent of the liquidation value (as determined by an appraiser acceptable to Foothill in the exercise of Foothill's reasonable commercial judgement, minus

                    (z)  the aggregate amount of reserves,
if any, established by Foothill under Section 2.1 (b).



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Notwithstanding anything to the contrary contained in this
Section 2.1(a), on or after the Closing Date, Foothill, in its sole discretion, may consider, upon Borrower's written request, modifications to the above-referenced Borrowing
Base calculation terms as to Eligible Inventory only, utilizing Foothill's experience with such factors as Foothill shall deem appropriate, Borrower's financial performance and the performance of the Collateral.

Notwithstanding anything to the contrary contained above in this Section 2.1(a), Foothill, in its sole discretion, may consider, upon Borrower's written request, temporary seasonal modification in the nature of increases to the above-referenced Borrowing Base calculation terms as to Eligible Inventory only, utilizing Foothill's experience during the term of this Agreement to the date of such request with such factors as Foothill shall deem appropriate, Borrower's financial performance and results during the terms of this Agreement to the date of such request and the performance of the Collateral; provided however that advances against Eligible Inventory shall not at any time exceed one hundred percent (100%) of the liquidation value (as determined by an appraiser acceptable to Foothill in the exercise of Foothill's reasonable commercial judgement having performed an Inventory liquidation value appraisal) and provided further that the charges and costs of any temporary or seasonal modification are to be established by Foothill in connection with such request. Notwithstanding the foregoing, at no time shall Foothill be obligated, upon Borrower's written request, to modify the Borrowing Base calculation terms.

     2. Section 2.5 of the Amended Loan Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

          2.5  Overadvances.   If, at any time or for any
               reason, the amount of
Obligation owed by Borrower to Foothill pursuant to Section
2.1 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 (an "Overadvance"), Borrower immediately shall, unless otherwise agreed to by Foothill, pay to Foothill in cash, the amount of such excess to be used by Foothill to repay Advances outstanding under
Section 2.1. Foothill will allow an Overadvance up to the amount of $250,000 to exist through July 31, 1998 and will further allow an Overadvance up to $750,000 under the execution of this Second Amendment to Loan and Security Agreement, provided however, that Borrower must on or before August 16, 1998 reduce such Overadvance to an amount not greater than $700,000. The continuation of, or reduction program for, the Overadvance beyond August 31, 1998 shall be determined by Foothill based upon Borrower's progress in identifying and entering into a preliminary or final agreement, acceptable to Foothill, for the sale of Borrower.

     3. The first paragraph of Section 6.3(a) of the Amended Loan Agreement shall be deleted in its entirety and the following inserted in lieu thereof:


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          6.3  Financial Statements, Reports, Certificates.
               Deliver to Foothill:
(a) as soon as available, but in any event within 45 days after the end of each month during each of Borrower's fiscal years, a Borrower prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period; and (b) (i) on or before August 1, 1998 for the period August 1, 1998 through September 30, 1998, and on or before each 15th day of September and each month thereafter, for each eight week period after September 30, 1998,a budget projection ("Budget") covering a period of eight (8) weeks ("8 Week Period") created by Borrower and reviewed and confirmed by Argus Management or the financial and management consultant engaged by Borrower who shall be acceptable to Foothill, showing by week during each week of the 8 Week Period, the projected weekly receipts and projected weekly expenditures as of the end of each such week for the 8 Week Period for which the report is prepared and showing for the cash flow statement only, the weekly cumulative total of the prior four (4) week projected weekly receipts and projected weekly expenditures; and (ii) for each week for the immediately preceding four (4) weeks period the actual receipts and actual disbursements as of the first day of each week during the immediately preceding four (4) week period; and (c) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, Financial Statements of Borrower for each such fiscal year audited by independent certified public accountants reasonable acceptable to Foothill in the exercise of Foothill's reasonable commercial judgement and certified without any qualification, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any Default or Event of Default; and (d) on each Monday, a report created by Borrower and reviewed and confirmed by Argus Management or the financial and management consultant engaged by Borrower who shall be acceptable to Foothill, showing the actual receipts and expenditures, on a cumulative basis to the cumulative weekly projection of receipts and expenses referenced in (b) above for the immediately ended four (4) week period together with an explanation of any variances between the actual and budgeted numbers. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. If Borrower is a parent company of one or more Subsidiaries, or Affiliates, or is a Subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis.

     4. Section 7.20 (a) of the Amended Loan Agreement shall be deleted in its entirety.


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     5.   Borrower acknowledges that it is in violation of
          Section 6.3 (a) of the Loan
Agreement as a result of its failure to provide full Inventory physical counts by RGIS on or before July 31, 1998, and as a result of its failure to provide its monthly financial statements and information through the month of May, 1998 on or before July 31, 1998 and that it has further violated Section 6.3 (a) of the Loan Agreement during the weeks of May 15, 1998, June 5, 1998, June 12, 1998, June 19,
1998, June 26, 1998, July 3, 1998, July 10, 1998 and July
17, 1998 as a result of Borrower's failure to maintain compliance with the provision of Section 6.3 (a) of the First Amendment to Loan and Security Agreement which required that Borrower's actual cash disbursements and receipts not exceed a variance of ten (10%) percent from the budgeted numbers when reviewed on a four week rolling average. In connection with the above violations, Foothill and Borrower agree that Foothill will waive the failure of Borrower to comply with the maintenance of the variance between actual receipts and expenses and budgeted receipts and expenses for the weeks specified above. Foothill and Borrower further agree that an Event of Default will not be deemed to exist if:

          (a) Borrower provides a full physical count of its Inventory performed by RGIS on or before August 31, 1998; and

          (b) Borrower provides the financial statements and information through May, 1998 on or before August 7, 1998.

     6. Borrower agrees to contract with an appraiser, satisfactory to Foothill, and to have performed and delivered to Foothill on or before August 31, 1998 an updated desktop Inventory appraisal utilizing the assumptions contained in the plan of liquidation to be furnished under Section 7 of this Second
Amendment to Loan and Security Agreement.

     7. Borrower agrees to prepare and deliver to Foothill on or before August
24, 1998 a plan of liquidation and budget therefore in form, scope and content satisfactory to Foothill, including but not limited to an updated desktop Inventory appraisal, for a liquidate period acceptable to Foothill and including the assumptions utilized in the updated Inventory appraisal which liquidation budget will be for a period commencing on September 1, 1998.

     8. Borrower acknowledges that it had advised Foothill that Borrower is attempting to effectuate a sale, transfer or exchange of the stock of Borrower or substantially all of Borrower's assets or, in the alternative, effectuate a merger or consolidation of the Borrower with another company. Borrower agrees to keep Foothill advised as to the parties with whom it is holding such discussions and the status of such discussions. Borrower agrees to meet with Foothill on August 31, 1998 to allow Foothill to assess the progress towards the sale of Borrower or the progress towards the merger or consolidation of Borrower with another entity and to discuss with Foothill the continuation of or reduction program for the Overadvance.

     9. Borrower acknowledges that Foothill has requested a fee for the continued extension of the Overadvance in the amount of $25,000, which fee Borrower admits is reasonable under the circumstances and agrees to pay by consenting to Foothill's debiting its loan account for the amount of $12,500 on August 10, 1998 and for the amount of $12,500 on August 25, 1998.


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     10.  Except as herein amended, all of the terms and
          provisions of the
Amended Loan Agreement shall remain in full force and effect.

     11.  Borrower and Lender agree that this Second
          Amendment to Loan and
Security Agreement has been prepared by the mutual effort of both parties and that in the event of a conflict or interpretive question with respect to any term, provision or section contained in this Second Amendment to Loan and Security Agreement or the Amended Loan Agreement, that this Second Amendment to Loan and Security Agreement and the Amended Loan Agreement, shall not be construed more strictly against any one party than any other party; it being agreed that both Borrower and Lender have equally negotiated the terms thereof and hereof.
The date of execution of this Second Amendment to Loan and Security Agreement by Borrower is as of July 31, 1998.



LENDER:                              BORROWER:

FOOTHILL CAPITAL CORPORATION         AID AUTO STORES, INC.



By: /s/ Renee Lefebvre               By: /s/ Philip L. Stephen
   ---------------------------          --------------------------
Title: Assistant Vice President       Title: President


                                     AMES AUTOMOTIVE WAREHOUSE,INC.


                                     By: /s/ Philip L. Stephen
                                        -----------------------------
                                      Title: President